Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:
Dave Spille	Patrick Smith
VP, Investor Relations	Director, Public Relations & Analyst Relations
Deltek, Inc.	Deltek, Inc.
703.885.9423	703.885.9062
davespille@deltek.com	patricksmith@deltek.com

DELTEK REPORTS Q4 TOTAL REVENUE OF $72 MILLION

Q4 EPS of $0.14 and Non-GAAP EPS of $0.20

Record Annual Total Revenue of $289 Million

HERNDON, Va. – February 12, 2009 – Deltek, Inc. (Nasdaq: PROJ), the leading provider of enterprise applications software for project-focused businesses, today announced financial results for its fourth quarter and full year ended December 31, 2008.

Fourth Quarter 2008 Results

Total revenue for the fourth quarter of 2008 was $71.7 million, compared to $77.0 million in the prior year period. License revenue for Q4 was $19.8 million, compared to $27.1 million in the fourth quarter of 2007. Consulting services revenue for Q4 was $21.9 million, compared to $22.3 million in the prior year period. Maintenance and support revenue in the fourth quarter of 2008 was $30.0 million, compared to $27.4 million in Q4 2007.

Non-GAAP net income for the fourth quarter of 2008 was $8.5 million, or $0.20 per diluted share, compared to $9.2 million, or $0.21 per diluted share, in the fourth quarter of 2007. GAAP net income for the fourth quarter of 2008 was $6.1 million, or $0.14 per diluted share, compared to $7.1 million, or $0.16 per diluted share, in the fourth quarter of 2007.

Non-GAAP net income excludes the net-of-tax impact of stock-based compensation, retention payments associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets, restructuring charges and New Mountain Capital fees.

“In the face of increasing economic uncertainty, we are pleased with our ability to achieve our Q4 revenue objectives, exceed our profit goals and generate strong cash flow. Our results reflect the continuing strength of our government contracting business, combined with our focus on expanding service margins and maintaining strong expense controls,” said Kevin Parker, Deltek president and CEO. “Despite the tough economic climate, in 2008 we achieved record total revenue, increased profitability, reported record operating cash flow, added 450 new customers to our installed base and achieved near double-digit license growth in our core government contracting business.”

Full-Year 2008 Results

Total revenue for 2008 was $289.4 million, compared to $278.2 million in 2007. License revenue for 2008 was $77.4 million, compared to $87.1 million in 2007. Consulting services revenue for 2008 was $91.6 million, compared to $83.4 million in 2007. Maintenance and support revenue in 2008 was $115.7 million, compared to $102.9 million in 2007.

Non-GAAP net income for 2008 was $32.4 million, or $0.73 per diluted share, compared to $29.5 million, or $0.71 per diluted share, in 2007. Full-year 2008 GAAP net income was $23.5 million, or $0.53 per diluted share, compared to $22.5 million, or $0.54 per diluted share, in 2007.

Non-GAAP net income excludes the net-of-tax impact of stock-based compensation, retention payments associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets, restructuring charges and New Mountain Capital fees.

A reconciliation of GAAP to non-GAAP financial measures is provided in the tables at the end of this press release.

Recent Highlights

•

Q4 cash flow from operations increased more than 35% to $9.5 million, compared to $7.0 million in the prior-year period, resulting in a cash balance of $35.8 million at December 31, 2008. For 2008, cash flow from operations increased over 120% to $42.6 million, a new Company record.

•	During Q4, Deltek added 130 new customers, a 9% increase over Q4 2007. For the year, Deltek added 450 new customers, a 7% increase over 2007.

•

Deltek launched GovStart, a turn-key software solution that enables government contractors to quickly and easily implement a comprehensive business development solution. GovStart is an all-inclusive offering that includes Deltek’s industry-leading GovWin product, hosting, quick-start implementation and ongoing maintenance and support.

•

Deltek held its inaugural customer conference for the EMEA region. This exclusive event was created as a forum for Deltek’s growing EMEA customer base to collaborate with each other and learn best practices for managing their project-focused businesses. Attendees joined Deltek executives at the conference to discuss the future product directions for Deltek’s industry-leading Vision and Enterprise Project Management solutions.

•

Deltek received CustomerSat’s Achievement in Customer Excellence (ACE) ™ Award for “Customer Support Satisfaction.” This ACE award recognizes Deltek’s industry-leading success and effectiveness in building customer loyalty and delivering a premier customer support experience. This is the second year in a row that Deltek has received this award for outstanding customer service.

Conference Call Information

Deltek will host a conference call at 5:00 p.m. Eastern Standard Time today to discuss the Company’s fourth quarter and full-year results. To access this call, dial 1-877-381-6419 in North America and 1-706-643-9496 outside North America. No password is required to join the call. The conference call also can be accessed through the Investor Relations section of Deltek’s website (http://investor.deltek.com). Those unable to participate in the live call may hear a replay through February 19, 2009 by dialing 1-800-642-1687 in North America and 1-706-645-9291 outside North America (pass code: 80655386). The replay also will be available through February 19, 2009 on Deltek’s website.

About Deltek

Deltek (NASDAQ: PROJ) is the leading provider of enterprise applications software designed specifically for project-focused businesses. For more than two decades, our software applications have enabled organizations to automate mission-critical business processes around the engagement, execution and delivery of projects. More than 12,000 customers worldwide rely on Deltek to measure business results, optimize performance, streamline operations and win new business. For more information, visit www.deltek.com.

Use of Non-GAAP Financial Measures

This press release and the related conference call described above contain certain non-GAAP financial measures, including non-GAAP net income, non-GAAP operating income and adjusted EBITDA. The Company defines non-GAAP net income as GAAP net income before the net-of-tax impact of stock-based compensation, retention payments associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets, New Mountain Capital fees and restructuring charges. Non-GAAP operating income is defined as GAAP operating income before the pre-tax impact of stock-based compensation, retention payments associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets, New Mountain Capital fees and restructuring charges. Adjusted EBITDA is defined as GAAP net income before interest expenses (net of interest income), provision for income taxes, depreciation, amortization, stock-based compensation, retention payments associated with the Company’s 2005 recapitalization, New Mountain Capital fees and restructuring charges.

The Company believes that the presentation of these non-GAAP financial measures provides useful information to its investors and lenders because these measures enhance their overall understanding of the Company’s financial performance and the prospects for the future of the Company’s ongoing business operations. The Company believes that by reporting these measures, it provides insight and consistency in its financial reporting and presents a basis for comparison of its business operations between current, past and future periods. In addition, the measures provide a basis for the Company to compare its financial results to those of other comparable publicly traded companies and are used by its management team to plan and forecast its business.

Adjusted EBITDA is also used as the basis for the Company’s calculations to determine compliance with its debt covenants and to assess its ability to borrow additional funds to finance or expand its operations.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance which are prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures used by other companies. Investors are encouraged to review the reconciliations of our GAAP to non-GAAP net income and adjusted EBITDA, which are set forth below.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. Our actual results may differ materially from the expectations we describe in our forward-looking statements. Factors or events that could cause our actual results to materially differ may emerge from time to time, and it is not possible for us to accurately predict all of them. Before you invest in our common stock, you should be aware that the occurrence of any such event or of any of the additional events described as risk factors in the Company’s filings with the Securities and Exchange Commission could have a material adverse effect on our business, results of operation and financial position. Any forward-looking statement made by us in this press release or related conference call speaks only as of the date on which we make it. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

DELTEK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
REVENUES:
Software license fees	$19,751	$27,119	$77,398	$87,118
Consulting services	21,916	22,307	91,566	83,353
Maintenance and support services	29,983	27,440	115,658	102,903
Other revenues	46	153	4,743	4,872

Total revenues	71,696	77,019	289,365	278,246

COST OF REVENUES:
Cost of software license fees	1,624	1,852	6,563	7,855
Cost of consulting services	17,695	19,796	75,327	72,559
Cost of maintenance and support services	5,540	5,210	21,404	17,387
Cost of other revenues	26	89	5,172	5,276

Total cost of revenues	24,885	26,947	108,466	103,077

GROSS PROFIT	46,811	50,072	180,899	175,169

Research and development	11,109	11,272	45,819	42,925
Sales and marketing	14,411	13,098	53,764	45,299
General and administrative	8,691	8,895	33,384	30,619
Restructuring (benefit) charge	(11)	—	980	—

Total operating expenses	34,200	33,265	133,947	118,843

INCOME FROM OPERATIONS	12,611	16,807	46,952	56,326
Interest income	19	95	637	295
Interest expense	(2,594)	(4,520)	(11,002)	(18,493)
Other expense, net	(213)	(137)	(474)	(132)

INCOME BEFORE INCOME TAXES	9,823	12,245	36,113	37,996
Income tax expense	3,773	5,120	12,594	15,477

NET INCOME	$6,050	$7,125	$23,519	$22,519

EARNINGS PER SHARE
Basic	$0.14	$0.17	$0.55	$0.56

Diluted	$0.14	$0.16	$0.53	$0.54

COMMON SHARES AND EQUIVALENTS OUTSTANDING
Basic weighted average shares	43,186	41,828	43,121	40,037

Diluted weighted average shares	43,744	43,281	44,280	41,617

DELTEK, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	December 31	December 31
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,788	$17,091
Accounts receivable, net of allowance of 2,195 and 2,866 at December 31, 2008 and December 31, 2007, respectively	47,747	55,663
Deferred income taxes	4,635	5,027
Prepaid expenses and other current assets	6,874	7,104
Income taxes receivable	846	—

TOTAL CURRENT ASSETS	95,890	84,885
PROPERTY AND EQUIPMENT, NET	14,639	13,575
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, NET	1,438	2,399
LONG-TERM DEFERRED INCOME TAXES	4,125	354
INTANGIBLE ASSETS, NET	17,396	13,132
GOODWILL	57,654	50,082
OTHER ASSETS	2,130	3,253

TOTAL ASSETS	$193,272	$167,680

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Current portion of long-term debt	$10,154	$498
Accounts payable and accrued expenses	28,734	33,310
Accrued liability for redemption of stock in recapitalization	317	569
Deferred revenues	21,296	22,046
Income taxes payable	—	729

TOTAL CURRENT LIABILITIES	60,501	57,152
LONG-TERM DEBT	182,661	192,815
OTHER TAX LIABILITIES	1,003	551
OTHER LONG-TERM LIABILITIES	2,917	3,350

TOTAL LIABILITIES	247,082	253,868

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.001 par value—authorized, 5,000,000 shares; none issued or outstanding at December 31, 2008 or December 31, 2007	—	—
Common stock, $0.001 par value—authorized, 200,000,000 shares; issued and outstanding, 43,188,570 and 43,046,523 shares at December 31, 2008 and December 31, 2007, respectively	43	43
Class A common stock, $0.001 par value—authorized, 100 shares; issued and outstanding, 100 shares at December 31, 2008 and December 31, 2007 respectively	—	—
Additional paid-in capital	177,249	167,527
Accumulated deficit	(229,906)	(253,424)
Accumulated other comprehensive deficit	(1,196)	(334)

TOTAL STOCKHOLDERS’ DEFICIT	(53,810)	(86,188)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$193,272	$167,680

DELTEK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended December 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$23,519	$22,519
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	1,023	2,419
Depreciation and amortization	10,188	9,241
Amortization of debt issuance costs	793	1,096
Write down of acquired in process research and development	290	–
Stock-based compensation expense	8,480	6,134
Employee stock purchase plan expense	282	35
Loss on disposal of fixed assets	469	214
Deferred income taxes	(2,586)	(2,464)

Change in assets and liabilities:
Accounts receivable, net	6,302	(17,586)
Prepaid expenses and other assets	282	(1,794)
Accounts payable and accrued expenses	(4,022)	3,343
Income taxes payable/receivable	(1,675)	2,544
Excess tax benefit from stock option exercises	(64)	(1,759)
Other tax liabilities	452	21
Other long-term liabilities	(630)	(120)
Deferred revenues	(547)	(4,748)

Net Cash Provided by Operating Activities	42,556	19,095

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(17,924)	(6,101)
Purchase of property and equipment	(5,687)	(9,055)
Capitalized software development costs	(349)	(412)

Net Cash Used in Investing Activities	(23,960)	(15,568)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	–	87
Proceeds from exercise of stock options	277	3,950
Excess tax benefit from exercise of stock options	64	1,759
Proceeds from issuance of stock under employee stock purchase plan	712	–
Sale of common stock in initial public offering, net of offering costs	(275)	42,991
Redemption of stock and stockholder payments in recapitalization	–	(4,780)
Proceeds from the issuance of debt	–	22,500
Repayment of debt	(498)	(59,712)

Net Cash Provided by Financing Activities	280	6,795

IMPACT OF FOREIGN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(179)	102

NET INCREASE IN CASH AND CASH EQUIVALENTS	18,697	10,424

CASH AND CASH EQUIVALENTS—Beginning of period	17,091	6,667

CASH AND CASH EQUIVALENTS—End of period	$35,788	$17,091

DELTEK, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net Income (GAAP Basis)	$6,050	$7,125	$23,519	$22,519
Income Tax Expense	3,773	5,120	12,594	15,477

Pre-Tax Income (GAAP Basis)	$9,823	$12,245	$36,113	$37,996
Adjustments:
NMC Advisory and Transaction Fees	—	—	—	250
Stock-based Compensation	2,555	2,258	8,480	6,134
Recapitalization Retention Expense	160	122	611	724
Amortization of Acquired Intangibles	1,397	1,108	4,559	4,477
Restructuring (Benefit) Charge	(11)	—	980	—

Adjusted Pre-Tax Income	13,924	15,733	50,743	49,581

Less: Adjusted Income Tax Expense	5,389	6,494	18,358	20,041

Non-GAAP Net Income	$8,535	$9,239	$32,385	$29,540

Non-GAAP Earnings Per Share (diluted)	$0.20	$0.21	$0.73	$0.71

Weighted Average Shares	43,744	43,281	44,280	41,617

RECONCILIATION OF GAAP OPERATING INCOME AND

OPERATING MARGIN TO NON-GAAP OPERATING INCOME AND MARGIN

(in thousands)

(unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2008		2007		2008		2007
Operating Income and Operating Margin—GAAP	$12,611	18%	$16,807	22%	$46,952	16%	$56,326	20%
Plus: Stock-based Compensation and Recapitalization Retention Expense	2,715		2,380		9,091		6,858
Plus: Amortization of Acquired Intangibles	1,397		1,108		4,559		4,477
Plus: NMC Advisory and Transaction Fees	—		—		—		250
Plus: Restructuring Charge	(11)		—		980		—

Operating Income and Operating Margin—Non-GAAP	$16,712	23%	$20,295	26%	$61,582	21%	$67,911	24%

Total Revenues	$71,696		$77,019		$289,365		$278,246

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net Income (GAAP Basis)	$6,050	$7,125	$23,519	$22,519
NMC Advisory and Transaction Fees	—	—	—	250
Stock-based Compensation	2,555	2,258	8,480	6,134
Recapitalization Retention Expense	160	122	611	724
Depreciation	1,311	855	4,626	3,271
Amortization	1,733	1,427	5,868	5,970
Interest Expense, net	2,575	4,425	10,365	18,198
Income Tax Provision	3,773	5,120	12,594	15,477
Restructuring (Benefit) Charge	(11)	—	980	—

Adjusted EBITDA	$18,146	$21,332	$67,043	$72,543

STOCK-BASED COMPENSATION AND RECAPITALIZATION RETENTION EXPENSES

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Cost of Software License Fees	$1	$1	$4	$3
Cost of Consulting Services	622	406	1,755	1,239
Cost of Maintenance and Support Services	113	268	68	396
Research and Development	676	447	2,116	1,543
Sales and Marketing	408	416	1,764	1,269
General and Administrative	895	842	3,384	2,408

Total	$2,715	$2,380	$9,091	$6,858

AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Cost of Software License Fees	$362	$430	$1,354	$1,712
Cost of Consulting Services	19	19	78	59
Cost of Maintenance and Support Services	—	—	—	—
Research and Development	—	—	290	160
Sales and Marketing	998	640	2,764	2,473
General and Administrative	18	19	73	73

Total	$1,397	$1,108	$4,559	$4,477

AMORTIZATION AND DEPRECIATION EXPENSES

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Cost of Software License Fees	$702	$751	$2,675	$3,214
Cost of Consulting Services	429	301	1,775	1,108
Cost of Maintenance and Support Services	220	105	748	368
Research and Development	297	217	1,277	1,039
Sales and Marketing	1,251	799	3,497	3,059
General and Administrative	145	109	522	453

Total	$3,044	$2,282	$10,494	$9,241